EXHIBIT 21


                   Exhibit 21 - Subsidiaries of the Registrant

Advance Petroleum, Inc., a Florida corporation, operates under the name
  "World Fuel Services of FL."
Advance Aviation Services, Inc., a Florida corporation (4)
AirData Limited, a United Kingdom corporation, a wholly owned subsidiary of
  Baseops Europe Ltd.
Air Terminaling, Inc., a Florida corporation (4)
Atlantic Fuel Services, S.A., a Costa Rica corporation (4)
Baseops Europe Ltd., a United Kingdom corporation, a wholly owned subsidiary of
  Baseops International, Inc.
Baseops International, Inc., a Texas corporation
Bunkerfuels (Del), Inc., a Delaware corporation
Bunkerfuels UK Limited, a United Kingdom corporation
Casa Petro S.A., a Costa Rica corporation
Pacific Horizon Petroleum Services, Inc., a Delaware corporation
PetroServicios de Costa Rica S.A., a Costa Rica corporation (3)
PetroServicios de Mexico S.A. de C.V., a Mexico corporation (2)
Resource Recovery Atlantic, Inc., a Virginia corporation (1)(4)
Resource Recovery Mid South, Inc., a Virginia corporation (1)(4)
Resource Recovery of America, Inc., a Florida corporation (4)
Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (2)
Trans-Tec International S.A., a Costa Rica corporation
Trans-Tec Services, Inc., a Delaware corporation
Trans-Tec Services (Japan) Co., K.K., a Japan corporation, a wholly owned subsidiary of Trans-Tec Services (Singapore) PTE. Ltd.
Trans-Tec Services (UK) Ltd., a United Kingdom corporation
Trans-Tec Services (Singapore) PTE. Ltd., a Singapore corporation, a wholly owned subsidiary of Trans-Tec Services (UK) Ltd.
World Fuel International S.A., a Costa Rica corporation
World Fuel Services, Inc., a Texas corporation
World Fuel Services, Ltd., a United Kingdom corporation
World Fuel Services (Singapore) PTE. Ltd., a Singapore corporation



(1) These corporations are wholly owned subsidiaries of Resource Recovery of America, Inc.
(2) These corporation are owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.
(3) This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(4)  These corporations are inactive.